UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2012

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Spring Street, Suite 520, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Synageva BioPharma Corp. (the “Company”) was held on June 27, 2012. Only stockholders of record as of April 30, 2012 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 21,239,850 shares outstanding and entitled to vote at the annual meeting, of which 17,925,639 shares were represented by proxy, constituting a quorum on all matters voted upon. The stockholders voted on the following matters:

Proposal 1: Stockholders elected each nominee for director, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Felix J. Baker	16,894,097	199,196	832,346
Stephen R. Biggar	17,046,403	46,890	832,346
Stephen R. Davis	17,060,749	32,544	832,346
Thomas R. Malley	17,091,014	2,279	832,346
Barry Quart	17,059,672	33,621	832,346
Sanj K. Patel	17,088,827	4,466	832,346
Thomas J. Tisch	17,091,204	2,089	832,346
Peter Wirth	17,090,287	3,006	832,346

Proposal 2: Stockholders approved amendments to the Company’s 2005 Stock Plan to increase the number of shares of common stock available for issuance by 1,500,000 million shares (subject to adjustment in the event of stock splits and other similar events):

For	11,501,022
Against	5,591,819
Abstaining	452
Broker Non-Votes	832,346

Proposal 3: Stockholders approved the 2012 Employee Stock Purchase Plan:

For	17,087,505
Against	5,494
Abstaining	294
Broker Non-Votes	832,346

Proposal 4: Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	17,899,721
Against	16,849
Abstaining	9,069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel President and Chief Executive Officer

Date: June 28, 2012